SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  August 5, 2004

Medis Technologies Ltd.
(Exact name of Registrant as specified in its charter)

Delaware	0-30391	13-3669062
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

805 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number: (212) 935-8484

Item 5. Other Events and Required FD Disclosure.

On August 5, 2004, Medis Technologies Ltd. issued a press release announcing that it has entered into a distribution agreement (the “Distribution Agreement”) with Superior Communications, which provides wireless accessories to major mobile operators, retailers and distributors across the United States, for the distribution of Medis’ fuel cell Power Pack products. A copy of the Distribution Agreement is being furnished as Exhibit 99.1 and a copy of the press release is being furnished as Exhibit 99.2 to this report.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired: None

(b)     Pro Forma Financial Information: None

(c)     Exhibits:

Exhibit Number	Description of Exhibit

99.1	Distribution Agreement Between Superior Communications and Medis Technologies Ltd.*

99.2	Press Release dated August 5, 2004

_________________

*	Portions of this document have been omitted and submitted separately with the Securities and Exchange Commission pursuant to a request for “Confidential Treatment.”

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2004

MEDIS TECHNOLOGIES LTD.

By: /s/ ROBERT K. LIFTON Name: Robert K. Lifton Title: Chief Executive Officer